                               PRICING SUPPLEMENT

                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)


                          United Parcel Service, Inc.

                                   UPS Notes

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Pricing Supplement No. 17                                  Trade Date: 03/19/01
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 03/22/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is March 20, 2001


     CUSIP
      or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
 ---------------        -----------------        -------------           --------------        ---------------
   91131UAS3              $3,782,000.00              5.65%                  9/15/08                 100%


Interest Payment
   Frequency                                      Subject to                 Dates and terms of redemption
  (begin date)          Survivor's Option         Redemption                (including the redemption price)
----------------        -----------------        -------------           -------------------------------------

    4/15/01                    Yes                    Yes                             100% 3/15/02
    monthly                                                                    semi-annually thereafter

                          Discounts and
Proceeds to UPS            Commissions            Reallowance               Dealer               Other Terms
----------------        -----------------        -------------           --------------          -----------

 $3,734,725.00               $47,275                 $2.00               ABN AMRO, Inc.
